EXHIBIT 99.1
News Release
                          Investor Contact:
                                                                                                                                Erik Aldag, (212) 878-1831

                          Media Contact:
                          Michael Landau, (212) 878-1840

Minerals Technologies Declares Quarterly Dividend

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NEW YORK, May 18, 2021 – Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend is payable on June 17, 2021 to stockholders of record on June 3, 2021.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a global resource- and technology-based company that develops, produces and markets a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The company reported sales of $1.6 billion in 2020. For further information, please visit our website at www.mineralstech.com. (MTI-D)